Global Crossing Reports
GCUK’s First Quarter 2006 Results

•	Company generated 14 million pounds sterling in EBITDA and 4 million pounds sterling in cash.

•	Excess cash tender offer completed, with no valid tenders at close of offering period.

•	Revenue will begin to grow in the second quarter of 2006.

FOR IMMEDIATE RELEASE: THURSDAY, JUNE 8, 2006

London — Global Crossing (NASDAQ: GLBC) today announced unaudited financial results for its subsidiary, Global Crossing (UK) Telecommunications Limited (GCUK) for the first quarter of 2006.

Highlights
GCUK continued to generate positive cash and EBITDA (as defined below) in the first quarter. Highlights of the company’s performance also included securing several prominent customer contracts announced during the quarter, including the Crown Prosecution Service, Learning and Skills Council and Domino Printing.

“Our business in the UK is solid, profitable and geared for growth,” said John Legere, Global Crossing’s chief executive officer. “We’ve built it on long-term relationships that we’re in the process of expanding, and we’ve added new network and service capabilities in the past quarter that will help us meet the growing demand for our global IP capabilities.”

In a step that will further enhance GCUK’s key position in the government sector, the company expects soon to receive government accreditation, signalling that GCUK’s dedicated government IP VPN network, the associated management systems and processes, and physical security measures meet the government’s stringent security standards. Technical aspects of this accreditation provide a formal level of assurance akin to EAL-2, not only for the dedicated MPLS network but also for associated management systems. This increased level of government-approved security compliance builds on the fact that GCUK is the only UK service provider to operate a physically and logically separate IP VPN network for government users, isolating this traffic from the Internet and other commercial customers.

Revenue and Margin
GCUK’s revenue for the first quarter of 2006 was 59 million pounds sterling, compared with 60 million pounds sterling in the fourth quarter of 2005. “Invest and grow” revenue – that is, revenue from global enterprises, collaboration and carrier data customers – accounted for 99 percent of total revenue in the quarter. The company expects that revenues will grow modestly in the second quarter, when new contract wins should begin to drive revenue growth.

Adjusted gross margin (as defined in table 7) was 41 million pounds sterling or 69 percent of revenue for the first quarter, compared to 42 million pounds sterling or 70 percent of revenue in the fourth quarter of 2005.

Earnings
GCUK’s earnings before interest, taxes, depreciation and amortization (EBITDA) for the first quarter of 2006, as defined in Table 5 that follows, was 14 million pounds sterling, compared with 18 million pounds sterling in the fourth quarter of 2005. The sequential variance resulted primarily from a 5 million pounds sterling property tax rebate awarded to the company in the fourth quarter of 2005, which positively impacted that quarter.

GCUK’s net income for the first quarter of 2006 was 5 million pounds sterling, compared with net income of 10 million pounds sterling in the fourth quarter of 2005. The difference resulted primarily from the sequential change in EBITDA.

Cash Position
As of March 31, 2006, GCUK had 49 million pounds sterling of cash and cash equivalents. During the first quarter of 2006, GCUK generated 4 million pounds sterling of cash, after using 6 million pounds sterling for capital expenditures and finance leases.

In April GCUK offered 15 million pounds sterling to purchase a portion of its notes issued in December 2004 at par as required by the indenture governing the notes. There were no valid tenders for either the U.S. dollar- or sterling-denominated notes when the offer closed. After the closing of the tender offer, GCUK loaned 27 million pounds sterling to Global Crossing Europe Limited through an intercompany credit agreement in May 2006. The loans were made in accordance with the relevant provisions of the indenture governing the notes.

Consistent with the Securities and Exchange Commission’s (SEC’s) Regulation G, the attached schedules include definitions of EBITDA and adjusted gross margin, which are non-GAAP financial metrics, as well as reconciliations of such measures to the most directly comparable financial metrics calculated and presented in accordance with International Financial Reporting Standards (IFRS).

International Financial Reporting Standards
GCUK’s results reported here include unaudited financial results for the first quarters of 2006 and 2005 and audited consolidated balance sheet at December 31, 2005 in accordance with IFRS, as adopted by the European Union. GCUK’s first quarter 2006 and 2005 results were included in Global Crossing’s consolidated results previously reported on May 10, 2006, in accordance with U.S. Generally Accepted Accounting Principles (U.S. GAAP).

Conference Call
Management has scheduled a conference call for Thursday, June 8, 2006 at 9:00 a.m. EDT/2:00 p.m. BST to discuss GCUK’s financial results. The call may be accessed by dialing +1 212 896 6169 or +44 (0) 870 001 3144.  Callers are advised to dial in 15 minutes prior to the 9:00 a.m. EDT start time. The call will also be Webcast at http://investors.globalcrossing.com/results.cfm.

A replay of the call will be available on Thursday, June 8, 2006 beginning at 11:00 a.m. EDT/4:00 p.m. BST and will be accessible until Thursday, June 15, 2006 at 11:00 a.m. EDT/4:00 p.m. BST.  To access the replay, dial +1 402 977 9140 or +1 800 633 8284 and enter reservation number 21292671.  UK callers may access the replay by dialing +44 (0) 870 000 3081 or 0800 692 0831 and entering reservation number 21292671.

ABOUT GLOBAL CROSSING (UK) TELECOMMUNICATIONS LIMITED
Global Crossing (UK) Telecommunications Limited provides a full range of managed telecommunications services in a secure environment ideally suited for IP-based business applications. The company provides managed voice, data, Internet and e-commerce solutions to the strong and established commercial customer base, including more than 100 UK government departments, as well as systems integrators, rail sector customers and major corporate clients. In addition, GCUK provides carrier services to national and international communications service providers.

Global Crossing (UK) Telecommunications operates a high-capacity UK network comprising over 5,600 route miles of fiber optic cable connecting 150 towns and cities and reaching within just over one mile of 64 percent of UK businesses. The UK network is linked into the wider Global Crossing network that connects more than 300 major cities in 28 countries worldwide, and delivers services to more than 600 cities in 60 countries and 6 continents around the globe.

ABOUT GLOBAL CROSSING
Global Crossing provides telecommunications solutions over the world’s first integrated global IP-based network. Its core network connects more than 300 cities in 28 countries worldwide, and delivers services to more than 600 cities in 60 countries and 6 continents around the globe. Global Crossing’s global sales and support model matches the network footprint and, like the network, delivers a consistent customer experience worldwide.

Global Crossing IP services are global in scale, linking the world’s enterprises, governments and carriers with customers, employees and partners worldwide in a secure environment that is ideally suited for IP-based business applications, allowing e-commerce to thrive. Global Crossing offers a full range of managed data and voice products including Global Crossing IP VPN Service, Global Crossing Managed Services and Global Crossing VoIP services, to 36 percent of the Fortune 500, as well as 700 carriers, mobile operators and ISPs.

Please visit www.globalcrossing.com for more information about Global Crossing.

# # #

This press release contains statements about expected future events and financial results that are forward-looking and subject to risks and uncertainties that could cause GCUK’s actual results to differ materially, including: the material weakness in the company’s internal controls and the possible difficulties and delays it faces in improving such controls; increased competition and pricing pressures resulting from technology advances and regulatory changes; competitive disadvantages relative to competitors with superior resources; the concentration of revenue in a limited number of customers, and the rights of such customers to terminate their contracts or to simply cease purchasing services thereunder; covenants in the senior notes indenture which restrict financial and operational flexibility; slower than anticipated adoption by the industry of next generation products; the influence of the company’s parent, and possible conflicts of interest of the parent or of certain of the company’s directors; exposure to unreserved contingent liabilities; and other risks referenced from time to time in the company’s filings with the Securities and Exchange Commission. The company undertakes no duty to update information contained in this press release or in other public disclosures at any time.

CONTACT GLOBAL CROSSING:
Press Contacts
Becky Yeamans
+ 1 973 937 0155
PR@globalcrossing.com

Kendra Langlie
Latin America
+ 1 305 808 5912
LatAmPR@globalcrossing.com

Mish Desmidt
Europe
+ 44 (0) 1256 732 866
EuropePR@globalcrossing.com

Analysts/Investors Contact
Laurinda Pang
+ 1 800 836 0342
glbc@globalcrossing.com

IR/PR1

7 Financial Tables Follow

	Table 1
Global Crossing (UK) Telecommunications Limited and Subsidiaries
Summary of Consolidated Revenues (unaudited)
Results below are in pounds sterling in thousands.
	Quarter Ended
	March 31, 2006	March 31, 2005
	(unaudited)	(unaudited)
Revenues:
Enterprise and carrier data	£57,989	£60,026
Wholesale voice	615	412
Consolidated revenues	£58,604	£60,438

		Table 2
Global Crossing (UK) Telecommunications Limited and Subsidiaries
Consolidated Statements of Operations (unaudited)
Results below are in pounds sterling in thousands.
	Quarter Ended
IFRS in IFRS Reporting Format	March 31, 2006	March 31, 2005
	(unaudited)	(unaudited)
Revenue	£58,604	£60,438
Cost of sales	(34,695)	(35,696)

Gross profit	23,909	24,742
Distribution costs	(2,772)	(2,602)
Administrative expenses	(13,217)	(15,193)

Operating profit	7,920	6,947
Finance revenue	446	487
Finance charges	(5,829)	(10,151)

Profit (loss) before tax	2,537	(2,717)
Tax benefit	2,100	2,060

Profit (loss) for the period	£4,637	£(657)

	Quarter Ended

IFRS in U.S. Reporting Format	March 31, 2006	March 31, 2005

	(unaudited)	(unaudited)
REVENUES	£58,604	£60,438
Cost of revenue (excluding depreciation and amortization shown separately below)
Cost of access	(18,030)	(18,347)
Real estate, network and operations	(9,723)	(8,200)
Third party maintenance	(4,465)	(4,745)
Cost of equipment sales	(5,609)	(5,860)
Total cost of revenue	(37,827)	(37,152)

Selling, general and administrative	(7,649)	(10,506)
Depreciation and amortization	(5,883)	(5,863)
Total operating expenses	(51,359)	(53,521)

OPERATING INCOME	7,245	6,917

OTHER INCOME (EXPENSE):
Interest income (expense), net	(6,911)	(7,122)
Other income (expense), net	2,203	(2,512)

INCOME (EXPENSE) FROM CONTINUING OPERATIONS BEFORE BENEFIT FOR INCOME TAXES	2,537	(2,717)
Benefit for income taxes	2,100	2,060

NET INCOME (LOSS)	£4,637	£(657)

Note: The classification differences between reporting under IFRS and U.S. GAAP are as follows:

Cost of sales:
Under IFRS the company includes Cost of Access, Third Party Maintenance, Customer-specific costs and depreciation on network assets within Cost of sales.

Cost of revenue:
Under U.S. GAAP the company includes Cost of Access, Real estate, network and operations, Third Party Maintenance and Cost of equipment sales within Cost of revenue.

Foreign currency gains/(losses):
   Under IFRS the company includes foreign currency gains and losses within operating profit, except for those related to the senior secured notes which are included in finance costs, whereas under US GAAP these amounts are included in other income (expense), net.

		Table 3
Global Crossing (UK) Telecommunications Limited and Subsidiaries
Consolidated Balance Sheets
Results below are in pounds sterling in thousands.
	March 31,	December 31,
	2006	2005
	(unaudited)
Non-current assets
Intangible assets, net	£1,192	£1,296
Property, plant and equipment, net	125,890	129,005
Investment in associate	133	4
Retirement benefit asset	1,106	1,106
Derivative financial instruments	777	1,245
Trade and other receivables	3,248	3,669
Deferred tax assets	7,941	8,148
	140,287	144,473

Current assets
Trade and other receivables	50,935	59,954
Deferred tax assets	7,999	5,693
Derivative financial instrument	274	415
Cash and cash equivalents	48,771	44,847
	107,979	110,909

Total Assets	£248,266	£255,382

Current liabilities
Trade and other payables	£(61,214)	£(68,486)
Senior secured notes	(13,997)	(13,997)
Deferred revenue	(30,955)	(30,823)
Provisions	(2,948)	(2,980)
Obligations under finance leases	(7,742)	(6,681)
	(116,856)	(122,967)

Non-current liabilities
Trade and other payables	(795)	—
Senior secured notes	(193,857)	(195,097)
Deferred revenue	(101,026)	(103,850)
Retirement benefit obligation	(2,923)	(2,922)
Provisions	(11,149)	(11,603)
Obligations under finance leases	(21,957)	(23,661)
	(331,707)	(337,133)

Total Liabilities	(448,563)	(460,100)

Net liabilities	£200,297)	£(204,718)

Capital and reserves
Equity share capital	£101	£101
Capital reserve	25,622	25,151
Hedging reserve	1,221	1,908
Accumulated deficit	(227,241)	(231,878)
Total Deficit	£(200,297)	£(204,718)

	Table 4
Global Crossing (UK) Telecommunications Limited and Subsidiaries
Consolidated Cash Flow Statements (unaudited)
Results below are in pounds sterling in thousands.
	Quarter Ended
	March 31, 2006	March 31, 2005
	(unaudited)	(unaudited)
Operating activities
Profit (loss) for the year	£4,637	£(657)
Adjustments for:
Finance costs (net)	5,383	9,664
Income tax	(2,100)	(2,060)
Depreciation of property, plant and equipment	5,288	4,520
Amortization of intangible assets	186	245
Share-based payment expense	471	201
Loss (gain) on disposal of property, plant and equipment	(46)	412
(Decrease)/Increase in provisions	(686)	202
Other	(128)	(59)

Operating cash flows before movements in working capital	13,005	12,468
Increase (decrease) in trade and other receivables	8,740	(4,675)
Decrease in trade and other payables	(12,756)	(2,007)

Cash generated from operations	8,989	5,786
Interest paid	(440)	(905)

Net cash provided from operating activities	£8,549	£4,881

Investing activities
		£
Interest received	£1,049	488
Proceeds from disposal of property, plant and equipment	8	—
Purchase of property, plant and equipment	(4,570)	(2,492)

Net cash used in investing activities	£(3,513)	£(2,004)

Financing activities
Repayments of capital elements under finance leases	£(1,112)	£(1,639)

Net cash used in financing activities	£(1,112)	£(1,639)

Net increase in cash and cash equivalents	3,924	1,238
Cash and cash equivalents at beginning of period	44,847	21,193
Cash and cash equivalents at end of period	£48,771	£22,431

	Table 5
Global Crossing (UK) Telecommunications Limited and Subsidiaries
Reconciliation of IFRS EBITDA to Profit (Loss) for the Period (unaudited)
Results below are in pounds sterling in thousands.
	Quarter Ended
	March 31, 2006	March 31, 2005
	(unaudited)	(unaudited)
IFRS EBITDA	£13,803	£12,810
Depreciation and amortization	(5,883)	(5,863)
Finance revenue	446	487
Finance costs	(5,829)	(10,151)
Taxation	2,100	2,060

Profit (loss) for period	£4,637	£(657)

Consistent with the SEC’s Regulation G, the foregoing table provides a reconciliation of EBITDA, which is considered a non-GAAP (Generally Accepted Accounting Principles) financial metric, to profit (loss)
for the period, which is the most directly comparable GAAP measure. Management believes that EBITDA is a relevant indicator of operating performance, especially in a capital-intensive industry such as telecommunications. EBITDA is an important aspect of the company’s internal reporting and is also used by the investment community in assessing financial performance. This non-GAAP measure should be used in addition to, but not as a substitute for, the analysis provided in the consolidated statement of operations.
Definition:
IFRS EBITDA consists of profit (loss) for the period before taxation, finance costs, finance revenue and depreciation and amortization expense recorded to cost of sales and administrative expenses.

	Table 6
Global Crossing (UK) Telecommunications Limited and
Subsidiaries
Reconciliation of Profit (Loss) Under IFRS to U.S.
GAAP (unaudited)
Results below are in pounds sterling in thousands.
	Quarter Ended
	March 31, 2006	March 31, 2005
	(unaudited)	(unaudited)
		£
Profit (loss) reported under IFRS	£4,637	(657)
Reconciling items:
Push down of Global Crossing’s fresh start accounting:
- Deferred income	(1,141)	(1,172)
Long-term IRU agreements	(87)	(274)
Restructuring costs	126	(1)
Pensions	1	(4)
Dilapidation provisions	33	82
Share-based compensation	(154)	(26)
Income taxes	(2,017)	(1,435)

Income (loss) under U.S. GAAP	£1,398	£(3,487)

	Table 7
Global Crossing (UK) Telecommunications Limited and Subsidiaries
Reconciliation of Adjusted Gross Margin to Gross Profit (unaudited)
Results below are in pounds sterling in thousands.
	Quarter Ended
	March 31, 2006	March 31, 2005
	(unaudited)	(unaudited)
Adjusted Gross Margin	£40,574	£42,091
Less:
Customer-specific costs	(6,649)	(7,093)
Third-party maintenance	(4,465)	(4,745)
Depreciation & amortization (included within cost of sales)	(5,551)	(5,511)
Gross Profit (IFRS)	£23,909	£24,742

Consistent with the SEC’s Regulation G, the foregoing table provides a reconciliation of Adjusted Gross Margin, which is considered a non-GAAP financial metric, to Gross Profit, which is the most directly comparable IFRS measure. Adjusted

Gross Margin is presented to increase the comparability to the parent company’s financial presentations, which include this metric.
Definitions:
Adjusted Gross Margin is revenue minus cost of access.
Gross Profit is revenue minus cost of access, customer-specific costs, third party maintenance and depreciation and amortization.